SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 12, 2001

Date of Report (date of earliest event reported)

AMYLIN PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in charter)

Delaware	0-19700	33-0266089

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9373 Towne Centre Drive
San Diego, California 92121
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 552-2200

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On October 12, 2001, Amylin Pharmaceuticals, Inc., a Delaware corporation (“Amylin”), issued a press release announcing that the U.S. Food and Drug Administration (FDA) has completed its review of Amylin’s New Drug Application for SYMLIN™ (pramlintide acetate) and the results of the FDA’s review.

     A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by this reference.

Item 7. Financial Statements and Exhibits.

     (c)      99.1      Press Release issued on October 12, 2001 by Amylin.

2.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

By:	/s/	Lloyd A. Rowland

Lloyd A. Rowland, Vice President and General Counsel

Date: October 24, 2001

3.

INDEX TO EXHIBITS

99.1.      Press Release issued on October 12, 2001 by Amylin Pharmaceuticals, Inc.